            As filed with the Securities and Exchange Commission on May 25, 1999
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                               SANMINA CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                DELAWARE                               77-0228183
     (STATE OR OTHER JURISDICTION OF                (I.R.S. EMPLOYER
     INCORPORATION OR ORGANIZATION)              IDENTIFICATION NUMBER)

                                355 TRIMBLE ROAD
                               SAN JOSE, CA 95131
                                 (408) 954-5500

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             ----------------------

                        AMENDED 1990 INCENTIVE STOCK PLAN
                        1993 EMPLOYEE STOCK PURCHASE PLAN
                                 1999 STOCK PLAN
                            (FULL TITLE OF THE PLANS)

                             ----------------------

                                    JURE SOLA
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                               SANMINA CORPORATION
                                355 TRIMBLE ROAD
                               SAN JOSE, CA 95131
                                 (408) 954-5500

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                             ----------------------

                                    Copy to:
                          CHRISTOPHER D. MITCHELL, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (650) 493-9300



================================================================================

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
                                                            PROPOSED           PROPOSED
                                                             MAXIMUM           MAXIMUM
                                     MAXIMUM AMOUNT         OFFERING          AGGREGATE         AMOUNT OF
     TITLE OF SECURITIES TO               TO BE               PRICE            OFFERING       REGISTRATION
          BE REGISTERED                REGISTERED           PER SHARE           PRICE              FEE
-------------------------------------------------------------------------------------------------------------
Common Stock
  $0.01 par value..............      3,600,000 shares(1)      $74.44(2)       $267,984,000       $74,499.56

Common Stock
  $0.01 par value..............        800,000 shares(3)      $63.27(4)        $50,616,000       $14,071.25

        TOTAL..................      4,400,000 shares                         $318,600,000       $88,570.81
=============================================================================================================

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into two subtotals. This subtotal represents the sum of shares issuable upon exercise of options that have not yet been granted under the Registrant's Amended 1990 Incentive Stock Plan (900,000 shares) and 1999 Stock Plan (2,700,000 shares) as of the date of this Registration Statement.

(2) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the total registration fee. Computation based upon the average of the high and low prices of the Registrant's Common Stock as reported by The Nasdaq Stock Market on May 21, 1999.

(3) This subtotal represents the number of shares authorized to be issued under the Registrant's 1993 Employee Stock Purchase Plan (the "Purchase Plan").

(4) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the total registration fee. Computation based upon 85% (see explanation in following sentence) of the average of the high and low prices of the Common Stock as reported by The Nasdaq Stock Market on May 21, 1999. Pursuant to the Purchase Plan, which plan is incorporated by reference herein, the purchase price of a share of Common Stock shall be an amount equal to 85% of the fair market value of a share of Common Stock on the Enrollment Date or the Exercise Date (as defined in such plan), whichever is lower.

                               SANMINA CORPORATION
                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed by Sanmina Corporation (the "Registrant") with the Securities and Exchange Commission:

        (1) The Registrant's Annual Report on Form 10-K for the year ended September 30, 1998 filed on December 21, 1998 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as amended on Form 10-K/A on May 3, 1999.

        (2) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act and as declared effective on February 19, 1993.

        (3) The Registrant's Quarterly Report on Form 10-Q for the quarter ended January 2, 1999 filed on February 16, 1999 pursuant to Section 13 of the Exchange Act, as amended on Form 10-Q/A filed on May 3, 1999.

        (4) The Registrant's Quarterly Report on Form 10-Q for the quarter ended April 3, 1999 filed on May 17, 1999 pursuant to Section 13 of the Exchange Act.

        (5) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that "a corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful." With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor . . . [by reason of his service in one of the capacities specified in the preceding sentence] against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

        The Registrant's Restated Certificate of Incorporation provides that to the fullest extent permitted by the DGCL, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. The Restated Certificate of Incorporation also provides that no amendment or repeal of such provision shall apply to or have any effect on the right to indemnification permitted thereunder with respect to claims arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal whether asserted before or after such amendment or repeal.

        The Registrant's Bylaws provide that the Registrant shall indemnify to the fullest extent authorized by law each of its directors, officers, employees and other agents against expenses actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an agent of the corporation.

        The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Registrant's Bylaws, and intends to enter into indemnification agreements with any new directors or executive officers in the future.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable

ITEM 8. EXHIBITS.

     EXHIBIT
      NUMBER                      DESCRIPTION
     -------                      -----------
        4.1     Amended 1990 Incentive Stock Plan and form of agreement
                thereunder.

        4.2 1993 Employee Stock Purchase Plan and form of agreement thereunder.

        4.3     1999 Stock Plan and form of agreement thereunder.

        5.1 Opinion of counsel as to the legality of securities being registered.

       23.1     Consent of counsel (contained in Exhibit 5.1).

       23.2     Consent of Arthur Andersen LLP, Independent Public Accountants

       24.1     Power of Attorney (see page II-4).



                                     II-2.

ITEM 9. UNDERTAKINGS.

        A.      The Registrant hereby undertakes:


                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        B. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Corporation Law, the Registrant's Restated Certificate of Incorporation, the Registrant's Bylaws or the Registrant's indemnification agreements, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                     II-3.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 25th day of May, 1999.

                                        SANMINA CORPORATION

                                        By:  /s/ Jure Sola
                                           -------------------------------------
                                           Jure Sola
                                           Chairman and Chief Executive Officer
                                           (Principal Executive Officer)


                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jure Sola and Randy W. Furr, jointly and severally, as his or her attorneys-in-fact, with full power of substitution in each, for him or her in any and all capacities to sign any amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                TITLE                        DATE
               ---------                                -----                        ----
/s/ Jure Sola                               Chairman and Chief Executive         May 25, 1999
----------------------------------------    Officer (Principal Executive
                Jure Sola                   Officer)


/s/ Bernard J. Whitney                      Executive Vice President and Chief   May 25, 1999
----------------------------------------    Financial Officer (Principal
           Bernard J. Whitney               Financial and Accounting Officer)


/s/ Neil Bonke                              Director                             May 25, 1999
----------------------------------------
               Neil Bonke

                                            Director                             May 25, 1999
----------------------------------------
               John Bolger

/s/ Bernard Vonderschmitt                   Director                             May 25, 1999
----------------------------------------
          Bernard Vonderschmitt

/s/ Mario M. Rosati                         Director                             May 25, 1999
----------------------------------------
             Mario M. Rosati




                                     II-4.

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

--------------------------------------------------------------------------------


                                    EXHIBITS


--------------------------------------------------------------------------------

                       Registration Statement on Form S-8

                               SANMINA CORPORATION

                                  May 25, 1999

                                INDEX TO EXHIBITS

    EXHIBIT NUMBER                DESCRIPTION
    --------------                -----------

         4.1 Amended 1990 Incentive Stock Plan and form of agreement thereunder.

         4.2 1993 Employee Stock Purchase Plan and form of agreement thereunder.

         4.3    1999 Stock Plan and form of agreement thereunder.

         5.1 Opinion of counsel as to legality of securities being registered.

        23.1    Consent of counsel (contained in Exhibit 5.1).

        23.2    Consent of Arthur Andersen LLP, Independent Public Accountants

        24.1    Power of Attorney (see page II-4).